Exhibit 99.1

2nd Quarter 2009 Earnings Call Wednesday July 29, 2009 Time: 10:00 a.m. ET Phone: (800) 398-9397 (U.S.) (612) 332-0819 (Intl) Passcode: 107022

Safe Harbor Statement Certain statements made within this presentation contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of performance and by their nature are subject to inherent uncertainties. Actual results may differ materially. Any forward-looking information relayed in this presentation speaks only as of July 29, 2009 and the Company undertakes no obligation to update that information to reflect changed circumstances. Additional information concerning these statements is contained in the Company’s press release regarding its Second Quarter 2009 results issued on July 28, 2009, and the Risk Factors and Forward-Looking Statements sections of the Company’s 2008 Form 10-K and on the Company’s quarterly report on Form 10-Q for the 3 months ended March 31, 2009. Copies of these filings are available from the SEC, the Hertz web site or the Company’s Investor Relations Department. 2

Non-GAAP Measures Definitions and reconciliations of these non-GAAP measures are provided at the end of the presentation. The following non-GAAP measures will be used in the presentation: 3 • Same Store Revenue Growth Rental Related Revenue • Total Net Cash Flow Yield • Equipment Rental and • Corporate Restricted Cash Per Transaction (RPT) Car Rental Rate Revenue • Total Net Debt Transaction Day (RPD) and Car Rental Rate Revenue Per • Net Fleet Debt • Car Rental Rate Revenue, • Net Corporate Debt Flow After Fleet Growth • Levered After-Tax Cash • Adjusted Diluted Earnings Per Share Flow Before Fleet Growth • Adjusted Net Income • Levered After-Tax Cash • Adjusted Pre-Tax Income • Total Net Cash Flow • Corporate EBITDA with Fleet Debt • Restricted Cash Associated • EBITDA

Q2 2009 Financial Results Definitions and reconciliations of these non-GAAP measures are provided at the end of the presentation. *As adjusted to exclude the impact of non-cash purchases and sales of revenue earning equipment and property and equipment which were included in “accounts payable” or “receivables” at the end of the period. See Table [9] footnote (a). 4 ($920.6) ($128.0) Total Net Cash Flow $305.0 ($154.3) Levered After-Tax Cash Flow After Fleet Growth $378.3 $280.7 Corporate EBITDA $0.30 $0.12 Adjusted Diluted Earnings per Share $96.4 $49.6 Adjusted Net Income $154.7 $81.1 Adjusted Pre-Tax Income Q2 2008 Q2 2009 Non-GAAP $603.2* $513.9 Net Cash Provided By Operating Activities $0.16 $0.01 Diluted Earnings per Share $51.2 $3.9 Net Income $93.0 $30.7 Pre-Tax Income $2,275.3 $1,754.5 Revenue Q2 2008 Q2 2009 GAAP ($ in millions, except per share calculations)

Today’s Agenda Industry & Strategic Overview Mark Frissora, Chairman and CEO Financial & Operating Results Overview Elyse Douglas, Executive VP and CFO Outlook Mark Frissora, Chairman and CEO Question & Answer Session 5

 Q2 2009 Operating Highlights Consolidated adjusted DOE down 23%; adjusted SG&A down 26% Worldwide RAC fleet efficiency 79% in Q209 Fleet efficiency +320 bps since Q109 and +261bps since Q208 Fleet down 15%; Transaction days down 12% Driven by strategic management of logistics and extended transaction lengths Worldwide labor costs YTD lower by 22% YoY U.S. RAC Q209 labor costs down 19%; Transactions down 15% Worldwide RAC adjusted pre-tax margin up 150 basis points to 9.7% in Q209 Consolidated cost savings programs deliver $361 million for 1H09 6 *defined as 1 - (change in Adj PreTax / change in Revenues) 86% Profit Retention* ($520.8) $2,275.3 $1,754.5 Revenues ($73.6) $154.7 $81.1 Adjusted Pre-Tax Change Q2 08 Q2 09 Profit Retention

U.S. RAC Commentary Adjusted pre-tax margin increased by double digits in Q209 Significant margin improvement in off-airport business U.S. pure pricing +2% YoY, driven by leisure price increases Price comparison of similar rentals – car class, length of rental, customer type, reservation channel Takes mix out of the equation RPD down 1% in Q209 YoY, better than 3% decline in Q109 Leisure: flat YoY Off-airport replacement: RPD +2% and RPT +3.5%, YoY Offset by: Reservation mix shift toward less expensive smaller cars Higher percentage of lower-priced off-airport volume Constrained commercial pricing Longer length rentals 7

U.S. RAC Commentary Length per transaction +4% YoY, increasing Revenue Per Transaction by 3% Average fleet 14% smaller U.S. RAC fleet efficiency up 320 basis points YoY Residual values in used car market continue to strengthen Advantage RAC – 18 locations now in operation from four original locations when acquired Re-gained relationships with all 3rd party online websites Online market share mid-20% in markets served Advanced bookings continue stronger with visibility through September 8

International RAC Commentary Europe’s advanced bookings strong through summer peak Adding fleet to capture higher-than-expected demand Int’l used-car prices still lower YoY, but stabilizing Certain regions reporting increase Int’l transaction days 14% lower compared with 15% smaller fleet Int’l fleet efficiency up 141 bps year over year Europe adjusted pre-tax margin positive in Q209, improved from margin decline in Q109 Expect to show YoY margin increase in 3Q09 9

Equipment Rental Commentary Industry over fleeted –competitors continue pricing irrationally Volume down 30% YoY; normal seasonal pick up not evident Have seen some MONTHLY volume improvement recently HERC pricing down 7% from last year Focus: fleet efficiency, revenue management, cost savings actions Corporate EBITDA margins 42.7% for Q209, better than Q109 Generated sequential quarterly increase in adj. pre-tax margin 10

Working Capital Year to date June, total net cash flow $632.8 million vs. $1.0 billion use in last year’s first six months An improvement of $1.6 billion Net working capital days at June 30, 2009, improved 4.9% to negative 42.5 days Days sales outstanding better by 10% -- aggressively executed on collections Inventory days on hand improved 15% -- better inventory management techniques. DPOs improved nearly 3% -- extending vendor payment terms 11

Growth Initiatives U.S. pre-paid rentals:$38 million in revenue since launch in Dec. 2008 Connect by Hertz (car sharing): worldwide membership exceeds 5,000 U.S. multi-month rentals: 26% higher revenue YoY Advantage Rent A Car (leisure brand): 20 more locations in 2010 Acquired Canada’s Irving Industrial Rentals Part of HERC roll-up strategy Acquired Automoti: Virtual full-service, used-car showroom To support Hertz’s Rent2Buy car sales program China: Opened three wholly owned RAC locations 1 Beijing, 2 Shanghai 12

Q2 2009 Financial Results Definitions and reconciliations of these non-GAAP measures are provided at the end of the presentation. Foreign Currency Effect Adversely impacted 2Q09 total revenue by $94.8mm YoY Primary currencies: Euro, British pound, Canadian dollar 13 $378.3 $280.7 Corporate EBITDA $0.30 $0.12 Adjusted Diluted Earnings per Share $96.4 $49.6 Adjusted Net Income $154.7 $81.1 Adjusted Pre-Tax Income Q2 2008 Q2 2009 Non-GAAP $0.16 $0.01 Diluted Earnings per Share $51.2 $3.9 Net Income $93.0 $30.7 Pre-Tax Income $2,275.3 $1,754.5 Revenue Q2 2008 Q2 2009 GAAP ($ in millions, except per share calculations)

Rent-A-Car Stats 14 1.3% -14.9% -1.0% -13.7% -2.3% -15.8% International 4.4% -14.5% 3.0% -10.8% -1.3% -12.0% Domestic 3.4% -14.6% 1.6% -11.8% -1.7% -13.3% Worldwide Length Transactions Rental Rate Revenue Per Transaction Transaction Days Rental Rate Revenue Per Day Rental Rate Revenue Q2 09 vs Q2 08 Worldwide Rent-A-Car

U.S. Rent-A-Car RPD 15 RPD made up of price and mix Q209 RPD fell 1%, despite 2% higher pure pricing Mix had a negative 3 point impact on RPD in Q209 Mix encompasses: on- and off-airport businesses, Leisure, commercial and insurance replacement rentals, Rental related to all of the different types of car classes, various reservation channels and Various length of keep transactions -- from hourly, daily and weekly to multi-month “Pure” pricing backs out the impact of mix on RPD Price / Mix Impact “Although small-car insurance replacement rentals have a lower RPD vs. a daily SUV rental, both transactions are profitable as costs associated with each are proportional to their revenue.” - 1.1% - 3.0% 1.9% - 4.0% - 3.0% - 2.0% - 1.0% 0.0% 1.0% 2.0% 3.0% RPD Mix Price % change YoY U.S. RAC Price / Mix

Worldwide Rent-A-Car Worldwide adj. pre-tax margin 9.7% Q209 vs. 8.2% Q208 Driven primarily by improvement in U.S. RAC Despite 15% decline in revenue (constant currency) U.S. Rent-A-Car: Direct Operating Expense & SG&A down YoY and as percent of revenues Expense reduction In line with volume Driven by structural and process improvements Employee productivity up 7% YoY improvement in adjusted pre-tax margin European Rent-A-Car: Direct Operating Expense and SG&A down vs. last year Employee productivity up 6% in Q209 18 unprofitable locations closed or consolidated in Q209 16

Rent-A-Car Fleet Data Fleet efficiency: Percent of days vehicle is rented compared with avg. number vehicles available to rent. 17 1((Annualized Transaction Days / 365) / Average Fleet)) 11% 120.9 -15% 159.0 134.7 Average Fleet (000) 16% 8,064.0 -14% 10,801.0 9,317.0 Trans Days (000) +273 bps 73.1% +141 bps 74.4% 75.8% International 4% 260.0 -14% 316.0 270.7 Average Fleet (000) 9% 18,411.0 -11% 22,476.0 20,047.0 Trans Days (000) +354 bps 77.6% +320 bps 78.0% 81.2% US 6% 380.9 -15% 475.0 405.4 Average Fleet (000) 11% 26,475.0 -12% 33,277.0 29,364.0 Trans Days (000) +320 bps 76.2% +261 bps 76.8% 79.4% Worldwide Change vs Q109 Change vs Q208 Q209 Worldwide Rent-A-Car Fleet Efficiency1 *includes impact of foreign exchange 15.4% -12.7% Europe Q2 2008 had low depreciation expense due to select small car sales 7.5% -3.3% US YoY increase due to tough 2008 comparisons & weak residuals 5.7% -2.9% Worldwide* Q209 vs Q208 Q209 vs Q109 RAC Net Fleet Depreciation per Vehicle

Rent-A-Car US RAC Risk Car Residuals (% of Cap Cost) Age adjusted 18 6.4 8.5 Total Fleet Average Age (months) 52.6% 58.3% Risk % International 7.8 9.5 Total Fleet Average Age (months) 64.3% 67.6% Risk % US 7.4 9.1 Total Fleet Average Age (months) 60.6% 64.5% Risk % Worldwide Q208 Q209 Car Rental Fleet Mix

Hertz Equipment Rental “HERC” Revenue down 38% over 2Q08, or 35% currency adjusted Volume down 30% from Q208 Pricing down 7% from Q208 Same-store revenue down 29% vs. last year on constant currency Equipment fleet net book value down 25% YoY NBV down 11% since 12/31/08 Corporate EBIDTA margin of 42.7% from aggressive cost reduction: Adjusted DOE & SG&A lower YoY; adjusted SG&A down as percent of revenue Closed or consolidated 21 underperforming branches YTD ‘09 Adjusted pre-tax income $24.7mm, or margin 8.9%, vs. $700k Q109 19 Presented on constant currency basis $61 ($38) $23 Total REE Procceds ($28) $67 $38 Sales $90 ($105) ($15) Purchases Change Q2 2008 Q2 2009 ($ in millions) HERC Fleet Additions & Deletions

Hertz Equipment Rental Worldwide fleet efficiency - Total HERC revenue less “equipment sales & other revenue” divided by avg. fleet acquisition costs Worldwide average fleet age: 40 months, 2 months older than Q109: 20 1 (A*4)/B -3.2% $ 2,009.1 -25.2% $ 2,601.8 $ 1,945.4 Net Book Value of Equipment Fleet +290 bps 36.0% -6.2 pps 45.1% 38.9% Worldwide (annualized) (Pricing Neutral) -4.1% $ 2,963.4 -18.3% $ 3,479.3 $ 2,841.7 B Average Acquisition Cost of Fleet operated -2.4% $ 253.1 -37.0% $ 392.2 $ 247.1 A Rental & Related Revenue +60 bps 34.2% -10.3 pps 45.1% 34.8% Worldwide (annualized) Change vs Q109 Change vs Q208 Q209 ($ in millions) 21.5% 22.7% Industrial 31.2% 34.5% Fragmented 47.3% 42.8% Construction Q208 Q209 North America Revenue Diversification

Share Count Share Count Change in share count due to recent equity offering 21 TBD 349.2 323.4 GAAP 407.7 407.7 322.7 Non GAAP FY09 Q209 Q109 (millions of shares) Total share added: 85,001,182 shares Sponsor Participant added (in July): 32,101,182 shares Public Equity Transaction added: 52,900,000 shares Equity Share Impact

Restructuring / Taxes Restructuring & restructuring-related charges $33.3mm Q209 of which $22.2mm was cash Severance, facility closures and other one-time expenses Q209 cash taxes paid: $6.2 million YTD June 2009 GAAP effective tax rate: 14.9% Q209 Effective Tax Rate: 74.8% FY09 expected GAAP effective tax rate: 16% - 17% 22

Corporate Covenants Compliant with all corporate covenants -- sufficient cushion 4.32x (Max 5.50x) on consolidated leverage ratio 2.46x (Min 2.00x) on interest coverage ratio 23 2.25x 2.00x 2.00x 2.25x 2.25x 2.00x 2.00x (Min) Interest Coverage Ratio 4.75x 5.25x 5.25x 4.75x 5.00x 5.50x 5.50x (Max) Leverage Ratio Q4 Q3 Q2 Q1 Q4 Q3 Q2 2010 - 2012 2009 Corporate Debt Covenants

Convertible Debt & Equity Issuance Hertz

- Q209 raised $790mm in net proceeds from public Convertible Debt & Equity Issuance
  - Use of proceeds: To meet 2010 incremental fleet debt refinancing enhancement needs

Convertible Debt & Equity Transaction Summary

($ in millions)	Initial	Greenshoe	Net Total
Convertible Bond 5.25% due 2014	$436.5	$24.0	$460.5
HTZ Common Equity	$286.6	$43.0	$329.6
Total of Public Offering			**$790.1**
Sponsor Equity Participation*	$200.0		$200.0
Net Proceeds			**$990.1**

Sponsor's equity proceeds received in July 2009

Use of Proceeds

$790	**million net proceeds received in Q2 09**
($70)	million repaid US & Canadian Corporate Revolver
($467)	million repaid US revolving fleet debt
($253)	million repaid International revolving fleet debt
$200	**million net proceeds received in July 2009**
($200)	million repayment of other International fleet debt

- Short-term action: Repayment of $720mm revolving fleet and $70mm revolving corporate debt
  - Preserves flexibility to redraw funds for 2010 refinancing, but impacts advance rates today
    - ABS structure over-collateralized today
    - Allowing advance rates to decline means fleet debt outstanding represents smaller percentage of fleet's value
    - Negatively impacted levered after tax cash flow – investment in fleet equity artificially inflated at quarter end

24

Cash Flow

Hertz

Levered After-Tax Cash Flow After Fleet Growth – change in net corporate debt (incl. FX)

Impact of Equity & Convert Transaction to Levered Cash Flow *($ in millions)*	6 months ended June 30, 2009	Equity & Convert Impact	Normalized 6 months June 30, 2009	6 months ended June 30, 2008
Corporate EBITDA	$372.6	$1.3	$371.3	$603.5
Equipment rental maintenance cap ex, net	(159.8)		(159.8)	(151.5)
Non-fleet cap ex, net	(35.0)		(35.0)	(94.3)
Changes in working capital	173.2	2.1	171.1	331.3
Changes in other assets and liabilities	186.9	432.2 [a]	(245.3)	(95.2)
Unlevered pre-tax cash flow	$537.9	$435.6	$102.3	$593.8
Corporate net cash interest	(146.0)	(2.1)	(143.9)	(183.2)
Corporate cash taxes	(14.0)		(14.0)	(14.9)
Levered after-tax cash flow before fleet growth	$377.9	$433.5	($55.6)	$395.7
Equipment rental fleet growth cap ex	235.0		235.0	86.6
Car rental net fleet equity requirement	(803.9)	(745.5) [b]	(58.4)	(410.0)
Levered after-tax cash flow after fleet growth	**($191.0)**	**($312.0)**	**$121.0**	**$72.3**

(a) Reflects the changes in the shareholder equity as result of Q2 Transaction
(b) Reflects use of cash to repay revolving fleet debt

67% Improvement

Total Net Cash Flow – change in net total debt (w/o FX)

- Improvement reflects pay down of fleet debt from transaction proceeds

Total Net Cash Flow *($ in millions)*		
6 months ended June 30, 2009	6 months ended June 30, 2008	Change
$632.8	($1,016.1)	**$1,648.9**

25

Refinancing Options Pursuing refinancing options of over $8 billion for 2010. Does not factor in corporate liquidity 26 $ in billions

Global Debt Maturity Schedule 27 $ 4,182 Fleet $ 65 Corporate Total 2010 Debt Maturities

Outlook U.S. RAC Advance booking continue to build Leisure volume and pricing stronger; business volume stabilized Net increase in number of contracted accounts YTD Advantage market share back on track Fleet synergies being realized Off-airport continues to strengthen Developing new car-sales channels Europe RAC Inbound travel U.S. to Europe improved since quarter-end Domestic bookings increasing Restructuring program underway HERC Opportunities Entertainment & Event Industries National Accounts U.S. Communities Government Purchasing Alliance 28

Full Year Guidance FY 2009 Financial Guidance Based on normalized tax rate of 34% and 407.7 million shares 29 $0.12 to $0.15 Adjusted diluted EPS $100mm to $120mm Adjusted pre-tax income $900mm to $935mm Corporate EBITDA $6.7bb to $7.0bb Total Revenues

Questions & Answers 30

Table 1

HERTZ GLOBAL HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share amounts)

Unaudited

	Three Months Ended		As a Percentage
	June 30,		of Total Revenues
	2009	2008	2009	2008
Total revenues	$1,754.5	$2,275.3	100.0%	100.0%

Expenses:
Direct operating	988.6	1,278.5	56.3%	56.2%
Depreciation of revenue earning equipment	479.4	529.9	27.3%	23.3%
Selling, general and administrative	141.5	168.0	8.1%	7.4%
Interest expense	163.9	210.8	9.3%	9.2%
Interest and other income, net	(49.6)	(4.9)	(2.8)%	(0.2)%
Total expenses	1,723.8	2,182.3	98.2%	95.9%
Income before income taxes	30.7	93.0	1.8%	4.1%
Provision for taxes on income	(22.9)	(36.1)	(1.4)%	(1.6)%
Net income	7.8	56.9	0.4%	2.5%
Less: Net income attributable to noncontrolling interest	(3.9)	(5.7)	(0.2)%	(0.2)%
Net income attributable to Hertz Global Holdings, Inc. and Subsidiaries’ common stockholders	$3.9	$51.2	0.2%	2.3%

Weighted average number of shares outstanding:
Basic	343.7	322.7
Diluted	349.2	322.7

Earnings per share attributable to Hertz Global Holdings, Inc. and Subsidiaries’ common stockholders:
Basic	$0.01	$0.16
Diluted	$0.01	$0.16

	Six Months Ended		As a Percentage
	June 30,		of Total Revenues
	2009	2008	2009	2008
Total revenues	$3,319.4	$4,314.4	100.0%	100.0%

Expenses:
Direct operating	1,943.9	2,450.1	58.6%	56.8%
Depreciation of revenue earning equipment	969.2	1,063.7	29.2%	24.6%
Selling, general and administrative	308.2	361.4	9.3%	8.4%
Interest expense	329.0	417.1	9.9%	9.6%
Interest and other income, net	(51.6)	(15.0)	(1.6)%	(0.3)%
Total expenses	3,498.7	4,277.3	105.4%	99.1%
Income (loss) before income taxes	(179.3)	37.1	(5.4)%	0.9%
Benefit (provision) for taxes on income	26.7	(33.1)	0.8%	(0.8)%
Net income (loss)	(152.6)	4.0	(4.6)%	0.1%
Less: Net income attributable to noncontrolling interest	(7.0)	(10.5)	(0.2)%	(0.2)%
Net loss attributable to Hertz Global Holdings, Inc. and Subsidiaries’ common stockholders	$(159.6)	$(6.5)	(4.8)%	(0.1)%

Weighted average number of shares outstanding:
Basic	333.6	322.5
Diluted	333.6	322.5

Loss per share attributable to Hertz Global Holdings, Inc. and Subsidiaries’ common stockholders:
Basic	$(0.48)	$(0.02)
Diluted	$(0.48)	$(0.02)

Table 2

HERTZ GLOBAL HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions)

Unaudited

	Three Months Ended June 30, 2009					Three Months Ended June 30, 2008
	As				As	As			As
	Reported		Adjustments		Adjusted	Reported	Adjustments		Adjusted
Total revenues	$1,754.5		$—		$1,754.5	$2,275.3	$—		$2,275.3

Expenses:
Direct operating	988.6		(40.2	)(a)	948.4	1,278.5	(47.7	)(a)	1,230.8
Depreciation of revenue earning equipment	479.4		(2.4	)(b)	477.0	529.9	(4.6	)(b)	525.3
Selling, general and administrative	141.5		(8.6	)(c)	132.9	168.0	12.3	(c)	180.3
Interest expense	163.9		(47.7	)(d)	116.2	210.8	(21.7	)(d)	189.1
Interest and other income, net	(49.6)		48.5	(e)	(1.1)	(4.9)	—		(4.9)
Total expenses	1,723.8		(50.4)		1,673.4	2,182.3	(61.7)		2,120.6
Income before income taxes	30.7		50.4		81.1	93.0	61.7		154.7
Provision for taxes on income	(22.9	)(f)	(4.7	)(g)	(27.6)	(36.1)	(16.5	)(g)	(52.6)
Net income	7.8		45.7		53.5	56.9	45.2		102.1
Less: Net income attributable to noncontrolling interest	(3.9)		—		(3.9)	(5.7)	—		(5.7)
Net income attributable to Hertz Global Holdings, Inc. and Subsidiaries’ common stockholders	$3.9		$45.7		$49.6	$51.2	$45.2		$96.4

	Six Months Ended June 30, 2009					Six Months Ended June 30, 2008
	As				As	As			As
	Reported		Adjustments		Adjusted	Reported	Adjustments		Adjusted
Total revenues	$3,319.4		$—		$3,319.4	$4,314.4	$—		$4,314.4

Expenses:
Direct operating	1,943.9		(80.2	)(a)	1,863.7	2,450.1	(80.1	)(a)	2,370.0
Depreciation of revenue earning equipment	969.2		(9.7	)(b)	959.5	1,063.7	(9.6	)(b)	1,054.1
Selling, general and administrative	308.2		(29.7	)(c)	278.5	361.4	(8.7	)(c)	352.7
Interest expense	329.0		(72.7	)(d)	256.3	417.1	(36.2	)(d)	380.9
Interest and other income, net	(51.6)		48.5	(e)	(3.1)	(15.0)	—		(15.0)
Total expenses	3,498.7		(143.8)		3,354.9	4,277.3	(134.6)		4,142.7
Income (loss) before income taxes	(179.3)		143.8		(35.5)	37.1	134.6		171.7
Benefit (provision) for taxes on income	26.7	(f)	(14.6	)(g)	12.1	(33.1)	(25.3	)(g)	(58.4)
Net income (loss)	(152.6)		129.2		(23.4)	4.0	109.3		113.3
Less: Net income attributable to noncontrolling interest	(7.0)		—		(7.0)	(10.5)	—		(10.5)
Net income (loss) attributable to Hertz Global Holdings, Inc. and Subsidiaries’ common stockholders	$(159.6)		$129.2		$(30.4)	$(6.5)	$109.3		$102.8

(a)    Represents the increase in amortization of other intangible assets, depreciation of property and equipment and accretion of certain revalued liabilities relating to purchase accounting.  For the three months ended June 30, 2009 and 2008, also includes restructuring and restructuring related charges of $24.5 million and $28.8 million, respectively.  For the six months ended June 30, 2009 and 2008, also includes restructuring and restructuring related charges of $47.0 million and $38.5 million, respectively.   For the three and six months ended June 30, 2009, also includes gasoline hedge gains of $3.9 million and $4.9 million, respectively.  For the three and six months ended June 30, 2008, also includes vacation accrual adjustments of $(0.7) million and $2.4 million, respectively.

(b)    Represents the increase in depreciation of revenue earning equipment based upon its revaluation relating to purchase accounting.

(c)    Represents an increase in depreciation of property and equipment relating to purchase accounting. For the three months ended June 30, 2009 and 2008, also includes restructuring and restructuring related charges of $8.8 million and $11.3 million, respectively.  For the six months ended June 30, 2009 and 2008, also includes restructuring and related charges of $24.7 million and $24.7 million, respectively.  For all periods presented, also includes other adjustments which are detailed in Table 5.

(d)    Represents non-cash debt charges relating to the amortization of deferred debt financing costs and debt discounts.  For the three and six months ended June 30, 2009, also includes $22.3 million and $29.8 million, respectively, associated with the amortization of amounts pertaining to the de-designation of our interest rate swaps.  For the three and six months ended June 30, 2008, also includes $2.7 million and $5.0 million, respectively, associated with the ineffectiveness of our interest rate swaps.

(e)    Represents a gain (net of transaction costs) recorded in connection with the buyback of portions of our Senior Notes and Senior Subordinated Notes during the three months ended June 30, 2009.

(f)    For the three and six months ended June 30, 2009, reflects a lower tax provision and higher tax benefit, respectively, on decreased income before income tax partially offset by the non-recognition of losses in certain non-U.S. jurisdictions.  In addition, the tax benefits for the three and six months ended June 30, 2009 were limited in accordance with interperiod accounting rules for income taxes.

(g)    Represents a provision for income taxes derived utilizing a normalized income tax rate (34% for 2009 and 2008).

Table 3

HERTZ GLOBAL HOLDINGS, INC.

SEGMENT AND OTHER  INFORMATION

(In millions, except per share amounts)

Unaudited

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Revenues:
Car rental	$1,474.7	$1,830.2	$2,757.6	$3,456.3
Equipment rental	277.0	443.3	556.5	854.3
Other reconciling items	2.8	1.8	5.3	3.8
	$1,754.5	$2,275.3	$3,319.4	$4,314.4

Depreciation of property and equipment:
Car rental	$31.1	$34.2	$58.4	$64.6
Equipment rental	9.7	10.4	19.0	21.1
Other reconciling items	1.6	1.4	3.1	3.1
	$42.4	$46.0	$80.5	$88.8

Amortization of other intangible assets:
Car rental	$9.2	$8.7	$16.6	$17.0
Equipment rental	8.2	8.1	16.3	16.2
Other reconciling items	0.2	—	0.2	—
	$17.6	$16.8	$33.1	$33.2

Income (loss) before income taxes:
Car rental	$80.3	$129.4	$(9.9)	$123.6
Equipment rental	(1.7)	52.2	(26.5)	91.6
Other reconciling items	(47.9)	(88.6)	(142.9)	(178.1)
	$30.7	$93.0	$(179.3)	$37.1

Corporate EBITDA (a):
Car rental	$173.6	$180.8	$162.7	$246.2
Equipment rental	118.2	197.7	231.1	378.8
Other reconciling items	(11.1)	(0.2)	(21.2)	(21.5)
	$280.7	$378.3	$372.6	$603.5

Adjusted pre-tax income (loss) (a):
Car rental	$143.5	$149.4	$110.0	$188.7
Equipment rental	24.7	85.5	25.4	144.8
Other reconciling items	(87.1)	(80.2)	(170.9)	(161.8)
	$81.1	$154.7	$(35.5)	$171.7

Adjusted net income (loss) (a):
Car rental	$94.7	$98.6	$72.6	$124.5
Equipment rental	16.3	56.4	16.8	95.6
Other reconciling items	(61.4)	(58.6)	(119.8)	(117.3)
	$49.6	$96.4	$(30.4)	$102.8

Pro forma diluted number of shares outstanding (a)	407.7	325.5	407.7	325.5

Adjusted diluted earnings (loss) per share (a)	$0.12	$0.30	$(0.07)	$0.32

(a)                        Represents a non-GAAP measure, see the accompanying reconciliations and definitions.

Note:         “Other Reconciling Items” includes general corporate expenses, certain interest expense (including net interest on corporate debt), as well as other business activities such as our third-party claim management services.  See Tables 5 and 6.

Table 4

HERTZ GLOBAL HOLDINGS, INC.

SELECTED OPERATING AND FINANCIAL DATA

Unaudited

	Three	Percent	Six	Percent
	Months	change	Months	change
	Ended, or as	from	Ended, or as	from
	of June 30,	prior year	of June 30,	prior year
	2009	period	2009	period

Selected Car Rental Operating Data

Worldwide number of transactions (in thousands)	6,368	(14.6)%	11,910	(15.1)%
Domestic	4,629	(14.5)%	8,671	(15.9)%
International	1,739	(14.9)%	3,239	(12.6)%

Worldwide transaction days (in thousands)	29,364	(11.8)%	55,839	(12.1)%
Domestic	20,047	(10.8)%	38,458	(12.1)%
International	9,317	(13.7)%	17,381	(12.1)%

Worldwide rental rate revenue per transaction day (a)	$42.50	(1.7)%	$42.23	(2.5)%
Domestic	$41.56	(1.3)%	$41.68	(2.1)%
International (b)	$44.53	(2.3)%	$43.44	(3.2)%

Worldwide average number of company-operated cars during period	405,400	(14.7)%	393,200	(13.8)%
Domestic	270,700	(14.3)%	265,400	(14.5)%
International	134,700	(15.3)%	127,800	(12.5)%

Worldwide revenue earning equipment, net (in millions)	$7,363.3	(22.5)%	$7,363.3	(22.5)%

Selected Worldwide Equipment Rental Operating Data

Rental and rental related revenue (in millions) (a) (b)	$245.7	(34.5)%	$502.0	(31.1)%
Same store revenue growth, including initiatives (a) (b)	(29.3)%	N/M	(26.1)%	N/M
Average acquisition cost of revenue earning equipment operated during period (in millions)	$2,841.7	(18.3)%	$2,911.3	(16.3)%
Revenue earning equipment, net (in millions)	$1,945.4	(25.2)%	$1,945.4	(25.2)%

Other Financial Data (in millions)

Cash flows provided by operating activities (c)	$513.9	(14.8)%	$698.4	(30.8)%
Levered after-tax cash flow before fleet growth (a)	675.5	801.9%	377.9	(4.5)%
Levered after-tax cash flow after fleet growth (a)	(154.3)	N/M	(191.0)	N/M
Total net cash flow (a)	(128.0)	(86.1)%	632.8	N/M
EBITDA (a)	731.8	(17.4)%	1,225.2	(24.1)%
Corporate EBITDA (a)	280.7	(25.8)%	372.6	(38.3)%

Selected Balance Sheet Data (in millions)

	June 30,	December 31,
	2009	2008
Cash and equivalents	$570.9	$594.3
Total revenue earning equipment, net	9,308.7	8,691.5
Total assets	15,650.0	16,451.4
Total debt	9,795.8	10,972.3
Net corporate debt (a)	4,008.0	3,817.0
Net fleet debt (a)	5,028.4	5,829.6
Total net debt (a)	9,036.4	9,646.6
Total stockholders’ equity	1,793.1	1,488.3

(a)    Represents a non-GAAP measure, see the accompanying reconciliations and definitions.

(b)    Based on 12/31/08 foreign exchange rates.

(c)    See Table 9 footnote (a) and footnote (3) on page 5.

N/M Percentage change not meaningful.

Table 5

HERTZ GLOBAL HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS MEASURES

(In millions, except per share amounts)

Unaudited

ADJUSTED PRE-TAX INCOME (LOSS) AND  ADJUSTED NET INCOME (LOSS)

	Three Months Ended June 30, 2009				Three Months Ended June 30, 2008
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total
Total revenues:	$1,474.7	$277.0	$2.8	$1,754.5	$1,830.2	$443.3	$1.8	$2,275.3
Expenses:
Direct operating and selling, general and administrative	920.6	189.8	19.7	1,130.1	1,145.5	281.4	19.6	1,446.5
Depreciation of revenue earning equipment	404.2	75.2	—	479.4	448.2	81.7	—	529.9
Interest expense	70.2	13.7	80.0	163.9	108.7	28.3	73.8	210.8
Interest and other income, net	(0.6)	—	(49.0)	(49.6)	(1.6)	(0.3)	(3.0)	(4.9)
Total expenses	1,394.4	278.7	50.7	1,723.8	1,700.8	391.1	90.4	2,182.3
Income (loss) before income taxes	80.3	(1.7)	(47.9)	30.7	129.4	52.2	(88.6)	93.0
Adjustments:
Purchase accounting (a):
Direct operating and selling, general and administrative	9.9	8.8	0.7	19.4	10.3	9.0	0.5	19.8
Depreciation of revenue earning equipment	—	2.4	—	2.4	—	4.6	—	4.6
Non-cash debt charges (b)	34.9	2.3	10.5	47.7	15.8	2.7	3.2	21.7
Restructuring charges (c)	9.8	12.8	(0.6)	22.0	12.5	16.7	3.5	32.7
Restructuring related charges (c)	8.6	0.1	2.6	11.3	5.7	0.5	1.2	7.4
Vacation accrual adjustment (c)	—	—	—	—	(0.5)	(0.2)	—	(0.7)
Gasoline hedge gain (d)	—	—	(3.9)	(3.9)	—	—	—	—
Unrealized gain on derivative (e)	—	—	—	—	(9.0)	—	—	(9.0)
Realized gain on derivative (e)	—	—	—	—	(14.8)	—	—	(14.8)
Gain on debt buyback (f)	—	—	(48.5)	(48.5)	—	—	—	—
Adjusted pre-tax income (loss)	143.5	24.7	(87.1)	81.1	149.4	85.5	(80.2)	154.7
Assumed (provision) benefit for income taxes of 34%	(48.8)	(8.4)	29.6	(27.6)	(50.8)	(29.1)	27.3	(52.6)
Noncontrolling interest	—	—	(3.9)	(3.9)	—	—	(5.7)	(5.7)
Adjusted net income (loss)	$94.7	$16.3	$(61.4)	$49.6	$98.6	$56.4	$(58.6)	$96.4

Pro forma diluted number of shares outstanding				407.7				325.5

Adjusted diluted earnings per share				$0.12				$0.30

	Six Months Ended June 30, 2009				Six Months Ended June 30, 2008
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total
Total revenues:	$2,757.6	$556.5	$5.3	$3,319.4	$3,456.3	$854.3	$3.8	$4,314.4
Expenses:
Direct operating and selling, general and administrative	1,825.8	380.9	45.4	2,252.1	2,237.6	533.0	40.9	2,811.5
Depreciation of revenue earning equipment	795.3	173.9	—	969.2	895.5	168.2	—	1,063.7
Interest expense	147.9	28.3	152.8	329.0	203.2	62.4	151.5	417.1
Interest and other income, net	(1.5)	(0.1)	(50.0)	(51.6)	(3.6)	(0.9)	(10.5)	(15.0)
Total expenses	2,767.5	583.0	148.2	3,498.7	3,332.7	762.7	181.9	4,277.3
Income (loss) before income taxes	(9.9)	(26.5)	(142.9)	(179.3)	123.6	91.6	(178.1)	37.1
Adjustments:
Purchase accounting (a):
Direct operating and selling, general and administrative	19.3	17.6	1.2	38.1	20.7	17.9	1.0	39.6
Depreciation of revenue earning equipment	—	9.7	—	9.7	(0.1)	9.7	—	9.6
Non-cash debt charges (b)	54.2	4.6	13.9	72.7	24.4	5.4	6.4	36.2
Restructuring charges (c)	24.9	19.8	6.8	51.5	28.3	18.4	5.6	52.3
Restructuring related charges (c)	17.2	0.2	2.8	20.2	7.8	1.2	1.9	10.9
Vacation accrual adjustment (c)	—	—	—	—	1.8	0.6	0.1	2.5
Gasoline hedge gain (d)	—	—	(4.9)	(4.9)	—	—	—	—
Unrealized gain on derivative (e)	—	—	—	—	(3.0)	—	—	(3.0)
Realized gain on derivative (e)	—	—	—	—	(14.8)	—	—	(14.8)
Third party bankruptcy reserve (e)	4.3	—	—	4.3	—	—	—	—
Management transition costs (e)	—	—	0.7	0.7	—	—	1.3	1.3
Gain on debt buyback (f)	—	—	(48.5)	(48.5)	—	—	—	—
Adjusted pre-tax income (loss)	110.0	25.4	(170.9)	(35.5)	188.7	144.8	(161.8)	171.7
Assumed (provision) benefit for income taxes of 34%	(37.4)	(8.6)	58.1	12.1	(64.2)	(49.2)	55.0	(58.4)
Noncontrolling interest	—	—	(7.0)	(7.0)	—	—	(10.5)	(10.5)
Adjusted net income (loss)	$72.6	$16.8	$(119.8)	$(30.4)	$124.5	$95.6	$(117.3)	$102.8

Pro forma diluted number of shares outstanding				407.7				325.5

Adjusted diluted earnings (loss) per share				$(0.07)				$0.32

(a)          Represents the purchase accounting effects of the acquisition of all of Hertz’s common stock on December 21, 2005, and any subsequent acquisitions on our results of operations relating to increased depreciation and amortization of tangible and intangible assets and accretion of revalued workers’ compensation and public liability and property damage liabilities.

(b)         Represents non-cash debt charges relating to the amortization of deferred debt financing costs and debt discounts.  For the three and six months ended June 30, 2009, also includes $22.3 million and $29.8 million, respectively, associated with the amortization of amounts pertaining to the de-designation of our interest rate swaps.  For the three and six months ended June 30, 2008, also includes $2.7 million and $5.0 million, respectively, associated with the ineffectiveness of our interest rate swaps.

(c)          Amounts are included within direct operating and selling, general and administrative expense in our statement of operations.

(d)         Amounts are included within direct operating expense in our statement of operations.

(e)          Amounts are included within selling, general and administrative expense in our statement of operations.

(f)            Amounts are included within interest and other income, net in our statement of operations.

Table 6

HERTZ GLOBAL HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS MEASURES

(In millions)

Unaudited

EBITDA, CORPORATE EBITDA, UNLEVERED PRE-TAX CASH FLOW,

LEVERED AFTER-TAX CASH FLOW BEFORE  FLEET GROWTH AND AFTER FLEET GROWTH

	Three Months Ended June 30, 2009				Three Months Ended June 30, 2008
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total

Income (loss) before income taxes	$80.3	$(1.7)	$(47.9)	$30.7	$129.4	$52.2	$(88.6)	$93.0
Depreciation, amortization and other purchase accounting	446.4	93.3	2.5	542.2	491.1	100.2	1.4	592.7
Interest, net of interest income	69.6	13.7	79.5	162.8	107.1	28.0	70.8	205.9
Noncontrolling interest	—	—	(3.9)	(3.9)	—	—	(5.7)	(5.7)
EBITDA	596.3	105.3	30.2	731.8	727.6	180.4	(22.1)	885.9
Adjustments:
Car rental fleet interest	(71.4)	—	—	(71.4)	(108.3)	—	—	(108.3)
Car rental fleet depreciation	(404.2)	—	—	(404.2)	(448.2)	—	—	(448.2)
Non-cash expenses and charges (a)	34.5	—	9.1	43.6	6.8	0.3	17.2	24.3
Extraordinary, unusual or non-recurring gains and losses (b)	18.4	12.9	(50.4)	(19.1)	2.9	17.0	4.7	24.6
Corporate EBITDA	$173.6	$118.2	$(11.1)	280.7	$180.8	$197.7	$(0.2)	378.3
Equipment rental maintenance capital expenditures, net				(70.8)				(73.4)
Non-fleet capital expenditures, net				(33.4)				(47.0)
Changes in working capital				161.6				(17.8)
Changes in other assets and liabilities				413.1				(70.1)
Unlevered pre-tax cash flow (c)				751.2				170.0
Corporate net cash interest				(69.5)				(89.1)
Corporate cash taxes				(6.2)				(6.0)
Levered after-tax cash flow before fleet growth (c)				675.5				74.9
Equipment rental fleet growth capital expenditures				61.3				34.2
Car rental net fleet equity requirement				(891.1)				195.9
Levered after-tax cash flow after fleet growth (c)				$(154.3)				$305.0

	Six Months Ended June 30, 2009				Six Months Ended June 30, 2008
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total

Income (loss) before income taxes	$(9.9)	$(26.5)	$(142.9)	$(179.3)	$123.6	$91.6	$(178.1)	$37.1
Depreciation, amortization and other purchase accounting	872.2	209.4	4.0	1,085.6	977.1	205.5	3.1	1,185.7
Interest, net of interest income	146.4	28.2	151.3	325.9	199.6	61.5	141.0	402.1
Noncontrolling interest	—	—	(7.0)	(7.0)	—	—	(10.5)	(10.5)
EBITDA	1,008.7	211.1	5.4	1,225.2	1,300.3	358.6	(44.5)	1,614.4
Adjustments:
Car rental fleet interest	(150.5)	—	—	(150.5)	(202.3)	—	—	(202.3)
Car rental fleet depreciation	(795.3)	—	—	(795.3)	(895.5)	—	—	(895.5)
Non-cash expenses and charges (a)	53.4	—	16.5	69.9	20.6	—	14.1	34.7
Extraordinary, unusual or non-recurring gains and losses (b)	46.4	20.0	(43.1)	23.3	23.1	20.2	8.9	52.2
Corporate EBITDA	$162.7	$231.1	$(21.2)	372.6	$246.2	$378.8	$(21.5)	603.5
Equipment rental maintenance capital expenditures, net				(159.8)				(151.5)
Non-fleet capital expenditures, net				(35.0)				(94.3)
Changes in working capital				173.2				331.3
Changes in other assets and liabilities				186.9				(95.2)
Unlevered pre-tax cash flow (c)				537.9				593.8
Corporate net cash interest				(146.0)				(183.2)
Corporate cash taxes				(14.0)				(14.9)
Levered after-tax cash flow before fleet growth (c)				377.9				395.7
Equipment rental fleet growth capital expenditures				235.0				86.6
Car rental net fleet equity requirement				(803.9)				(410.0)
Levered after-tax cash flow after fleet growth (c)				$(191.0)				$72.3

Table 6 (pg. 2)

(a) As defined in the credit agreements for the senior credit facilities, Corporate EBITDA excludes the impact of certain non-cash expenses and charges. The adjustments reflect the following:

	Three Months Ended June 30, 2009				Three Months Ended June 30, 2008
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total
NON-CASH EXPENSES AND CHARGES

Non-cash amortization of debt costs included in car rental fleet interest	$34.5	$—	$—	$34.5	$15.4	$—	$—	$15.4
Non-cash stock-based employee compensation charges	—	—	9.1	9.1	—	—	7.5	7.5
Non-cash charges for workers’ compensation	—	—	—	—	0.4	0.3	—	0.7
Non-cash charges for pension	—	—	—	—	—	—	4.5	4.5
Non-cash charges for public liability and property damage	—	—	—	—	—	—	5.2	5.2
Unrealized gain on derivative	—	—	—	—	(9.0)	—	—	(9.0)
Total non-cash expenses and charges	$34.5	$—	$9.1	$43.6	$6.8	$0.3	$17.2	$24.3

	Six Months Ended June 30, 2009				Six Months Ended June 30, 2008
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total
NON-CASH EXPENSES AND CHARGES

Non-cash amortization of debt costs included in car rental fleet interest	$53.4	$—	$—	$53.4	$23.6	$—	$—	$23.6
Non-cash stock-based employee compensation charges	—	—	16.5	16.5	—	—	13.5	13.5
Non-cash charges for workers’ compensation	—	—	—	—	—	—	—	—
Non-cash charges for pension	—	—	—	—	—	—	0.6	0.6
Unrealized gain on derivative	—	—	—	—	(3.0)	—	—	(3.0)
Total non-cash expenses and charges	$53.4	$—	$16.5	$69.9	$20.6	$—	$14.1	$34.7

(b) As defined in the credit agreements for the senior credit facilities, Corporate EBITDA excludes the impact of extraordinary, unusual or non-recurring gains or losses or charges or credits.The adjustments reflect the following:

	Three Months Ended June 30, 2009				Three Months Ended June 30, 2008
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total
EXTRAORDINARY, UNUSUAL OR NON-RECURRING ITEMS

Restructuring charges	$9.8	$12.8	$(0.6)	$22.0	$12.5	$16.7	$3.5	$32.7
Restructuring related charges	8.6	0.1	2.6	11.3	5.7	0.5	1.2	7.4
Vacation accrual adjustment	—	—	—	—	(0.5)	(0.2)	—	(0.7)
Realized gain on derivative	—	—	—	—	(14.8)	—	—	(14.8)
Gain on debt buyback	—	—	(48.5)	(48.5)	—	—	—	—
Gasoline hedge gain	—	—	(3.9)	(3.9)	—	—	—	—
Total extraordinary, unusual or non-recurring items	$18.4	$12.9	$(50.4)	$(19.1)	$2.9	$17.0	$4.7	$24.6

	Six Months Ended June 30, 2009				Six Months Ended June 30, 2008
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total
EXTRAORDINARY, UNUSUAL OR NON-RECURRING ITEMS

Restructuring charges	$24.9	$19.8	$6.8	$51.5	$28.3	$18.4	$5.6	$52.3
Restructuring related charges	17.2	0.2	2.8	20.2	7.8	1.2	1.9	10.9
Vacation accrual adjustment	—	—	—	—	1.8	0.6	0.1	2.5
Realized gain on derivative	—	—	—	—	(14.8)	—	—	(14.8)
Third-party bankruptcy reserve	4.3	—	—	4.3	—	—	—	—
Gain on debt buyback	—	—	(48.5)	(48.5)	—	—	—	—
Gasoline hedge gain	—	—	(4.9)	(4.9)	—	—	—	—
Management transition costs	—	—	0.7	0.7	—	—	1.3	1.3
Total extraordinary, unusual or non-recurring items	$46.4	$20.0	$(43.1)	$23.3	$23.1	$20.2	$8.9	$52.2

(c) Amounts include the effect of fluctuations in foreign currency.

Table 7

HERTZ GLOBAL HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS MEASURES

(In millions, except as noted)

Unaudited

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
RECONCILIATION FROM OPERATING CASH FLOWS TO EBITDA:

Net cash provided by operating activities (a)	$513.9	$603.2	$698.4	$1,008.7
Amortization of debt costs	(25.3)	(19.0)	(42.8)	(31.2)
Provision for losses on doubtful accounts	(8.3)	(7.3)	(16.6)	(13.3)
Unrealized gain on derivative	—	9.0	—	3.0
Gain on sale of property and equipment	—	2.2	1.3	7.6
Amortization and ineffectiveness of cash flow hedges	(22.4)	(2.7)	(29.9)	(5.0)
Stock-based employee compensation charges	(9.1)	(7.5)	(16.5)	(13.5)
Asset writedowns	(10.0)	(10.6)	(13.1)	(10.6)
Noncontrolling interest	(3.9)	(5.7)	(7.0)	(10.5)
Deferred income taxes	(12.5)	(33.6)	(19.7)	(20.8)
Provision for taxes on income	22.9	36.1	(26.7)	33.1
Interest expense, net of interest income	162.8	205.9	325.9	402.1
Net changes in assets and liabilities	123.7	115.9	371.9	264.8
EBITDA	$731.8	$885.9	$1,225.2	$1,614.4

	June 30, 2009	March 31, 2009	December 31, 2008	June 30, 2008	March 31, 2008	December 31, 2007	June 30, 2007
NET CORPORATE DEBT, NET FLEET DEBT AND TOTAL NET DEBT

Corporate Debt
Debt, less:	$9,795.8	$9,692.6	$10,972.3	$12,693.8	$11,635.1	$11,960.1	$12,452.5
U.S Fleet Debt and Pre-Acquisition Notes	3,370.2	3,679.5	4,254.5	4,698.0	4,522.4	4,603.5	5,198.2
International Fleet Debt	750.7	613.7	1,027.1	2,338.4	1,532.0	1,912.4	1,937.4
U.K. Leveraged Financing	242.6	138.7	167.8	311.1	121.9	222.7	—
Fleet Financing Facility	144.5	159.4	149.3	158.1	172.5	170.4	178.1
Canadian Fleet Financing Facility	53.0	72.7	111.6	245.0	133.4	155.4	223.4
International ABS Fleet Financing Facility	465.6	443.6	591.1	—	—	—	—
Other International Facilities	97.1	84.2	85.4	116.4	104.2	92.9	81.6
Fleet Debt	$5,123.7	$5,191.8	$6,386.8	$7,867.0	$6,586.4	$7,157.3	$7,618.7
Corporate Debt	$4,672.1	$4,500.8	$4,585.5	$4,826.8	$5,048.7	$4,802.8	$4,833.8

Corporate Restricted Cash
Restricted Cash, less:	$188.5	$323.4	$731.4	$161.4	$136.5	$661.0	$212.2
Restricted Cash Associated with Fleet Debt	(95.3)	(233.4)	(557.2)	(58.4)	(34.1)	(573.1)	(148.3)
Corporate Restricted Cash	$93.2	$90.0	$174.2	$103.0	$102.4	$87.9	$63.9

Net Corporate Debt
Corporate Debt, less:	$4,672.1	$4,500.8	$4,585.5	$4,826.8	$5,048.7	$4,802.8	$4,833.8
Cash and Equivalents	(570.9)	(557.1)	(594.3)	(811.4)	(728.9)	(730.2)	(401.6)
Corporate Restricted Cash	(93.2)	(90.0)	(174.2)	(103.0)	(102.4)	(87.9)	(63.9)
Net Corporate Debt	$4,008.0	$3,853.7	$3,817.0	$3,912.4	$4,217.4	$3,984.7	$4,368.3

Net Fleet Debt
Fleet Debt, less:	$5,123.7	$5,191.8	$6,386.8	$7,867.0	$6,586.4	$7,157.3	$7,618.7
Restricted Cash Associated with Fleet Debt	(95.3)	(233.4)	(557.2)	(58.4)	(34.1)	(573.1)	(148.3)
Net Fleet Debt	$5,028.4	$4,958.4	$5,829.6	$7,808.6	$6,552.3	$6,584.2	$7,470.4

Total Net Debt	$9,036.4	$8,812.1	$9,646.6	$11,721.0	$10,769.7	$10,568.9	$11,838.7

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
CAR RENTAL RATE REVENUE PER TRANSACTION DAY (b)

Car rental revenue per statement of operations (c)	$1,450.9	$1,795.8	$2,711.8	$3,393.8
Non-rental rate revenue (d)	(198.7)	(258.8)	(371.0)	(477.3)
Foreign currency adjustment	(4.3)	(98.3)	17.3	(166.6)
Rental rate revenue	$1,247.9	$1,438.7	$2,358.1	$2,749.9
Transactions days (in thousands)	29,364	33,277	55,839	63,516
Rental rate revenue per transaction day (in whole dollars)	$42.50	$43.23	$42.23	$43.29

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
EQUIPMENT RENTAL AND RENTAL RELATED REVENUE (b)

Equipment rental revenue per statement of operations	$276.8	$443.1	$556.1	$853.9
Equipment sales and other revenue	(29.7)	(50.9)	(55.9)	(92.6)
Foreign currency adjustment	(1.4)	(17.1)	1.8	(32.7)
Rental and rental related revenue	$245.7	$375.1	$502.0	$728.6

(a)   See Table 9 footnote (a) and footnote (3) on page 5.

(b)   Based on 12/31/08 foreign exchange rates.

(c)   Includes U.S. off-airport revenues of $233.4 million and $245.6 million for the three months ended June 30, 2009 and 2008, respectively, and $446.9 million and $479.5 million for the six months ended June 30, 2009 and 2008, respectively.

(d)   Consists of domestic revenues of $137.9 million and $182.9 million and international revenues of $60.8 million and $75.9 million for the three months ended June 30, 2009 and 2008, respectively, and domestic revenues of $261.6 million and $343.0 million and international revenues of $109.4 million and $134.3 million for the six months ended June 30, 2009 and 2008, respectively.

Table 8

HERTZ GLOBAL HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS MEASURES

(In millions)

Unaudited

EBITDA, CORPORATE EBITDA, UNLEVERED PRE-TAX CASH FLOW, LEVERED

AFTER-TAX CASH FLOW BEFORE FLEET GROWTH AND AFTER FLEET GROWTH

	Last Twelve	Six	Six
	Months Ended	Months Ended	Months Ended	Year Ended
	June 30,	June 30,	June 30,	December 31,
	2009	2009	2008	2008

Income (loss) before income taxes	$(1,599.2)	$(179.3)	$37.1	$(1,382.8)
Depreciation, amortization and other purchase accounting	2,333.2	1,085.6	1,185.7	2,433.3
Interest, net of interest income	769.0	325.9	402.1	845.2
Impairment charges	1,168.9	—	—	1,168.9
Noncontrolling interest	(17.3)	(7.0)	(10.5)	(20.8)
EBITDA	2,654.6	1,225.2	1,614.4	3,043.8
Adjustments:
Car rental fleet interest	(398.9)	(150.5)	(202.3)	(450.7)
Car rental fleet depreciation	(1,743.6)	(795.3)	(895.5)	(1,843.8)
Non-cash expenses and charges	148.2	69.9	34.7	113.0
Non-cash expenses and charges to arrive at LTM (a)	(0.3)	—	—	—
Extraordinary, unusual or non-recurring gains and losses	209.0	23.3	52.2	237.9
Corporate EBITDA	869.0	372.6	603.5	1,100.2
Equipment rental maintenance capital expenditures, net	(320.6)	(159.8)	(151.5)	(312.3)
Non-fleet capital expenditures, net	(45.5)	(35.0)	(94.3)	(104.8)
Changes in working capital	(164.9)	173.2	331.3	(6.8)
Changes in other assets and liabilities	(276.3)	186.9	(95.2)	(558.4)
Changes in other assets and liabilities to arrive at LTM (a)	0.3	—	—	—
Unlevered pre-tax cash flow (b)	62.0	537.9	593.8	117.9
Corporate net cash interest	(321.2)	(146.0)	(183.2)	(358.4)
Corporate cash taxes	(32.5)	(14.0)	(14.9)	(33.4)
Levered after-tax cash flow before fleet growth (b)	(291.7)	377.9	395.7	(273.9)
Equipment rental fleet growth capital expenditures	641.1	235.0	86.6	492.7
Car rental net fleet equity requirement	(445.0)	(803.9)	(410.0)	(51.1)
Levered after-tax cash flow after fleet growth (b)	$(95.6)	$(191.0)	$72.3	$167.7

Table 8 (pg. 2)

	Last Twelve	Six	Six
	Months Ended	Months Ended	Months Ended	Year Ended
	June 30,	June 30,	June 30,	December 31,
	2008	2008	2007	2007

Income before income taxes	$373.5	$37.1	$50.4	$386.8
Depreciation, amortization and other purchase accounting	2,343.1	1,185.7	1,085.7	2,243.1
Interest, net of interest income	856.4	402.1	421.1	875.4
Noncontrolling interest	(21.3)	(10.5)	(8.9)	(19.7)
EBITDA	3,551.7	1,614.4	1,548.3	3,485.6
Adjustments:
Car rental fleet interest	(441.9)	(202.3)	(188.2)	(427.8)
Car rental fleet depreciation	(1,768.1)	(895.5)	(822.8)	(1,695.4)
Non-cash expenses and charges	100.3	34.7	36.6	102.2
Non-cash expenses and charges to arrive at LTM (a)	4.7	—	—	—
Extraordinary, unusual or non-recurring gains and losses	94.2	52.2	34.9	76.9
Corporate EBITDA	1,540.9	603.5	608.8	1,541.5
Equipment rental maintenance capital expenditures, net	(300.1)	(151.5)	(124.2)	(272.8)
Non-fleet capital expenditures, net	(164.7)	(94.3)	(84.2)	(154.6)
Changes in working capital	(73.3)	331.3	638.0	233.4
Changes in other assets and liabilities	(139.0)	(95.2)	(33.5)	(77.3)
Changes in other assets and liabilities to arrive at LTM (a)	(4.7)	—	—	—
Unlevered pre-tax cash flow (b)	859.1	593.8	1,004.9	1,270.2
Corporate net cash interest	(382.1)	(183.2)	(200.7)	(399.6)
Corporate cash taxes	(35.4)	(14.9)	(7.8)	(28.3)
Levered after-tax cash flow before fleet growth (b)	441.6	395.7	796.4	842.3
Equipment rental fleet growth capital expenditures	(40.4)	86.6	(154.8)	(281.8)
Car rental net fleet equity requirement	54.7	(410.0)	(472.6)	(7.9)
Levered after-tax cash flow after fleet growth (b)	$455.9	$72.3	$169.0	$552.6

(a)          Adjustment necessary due to the nature of the calculation of non-cash expenses and charges where, on a quarterly basis the cash payments for a specific liability may exceed the related non-cash expense, but not on a cumulative last twelve month basis.

(b)         Amounts include the effect of fluctuations in foreign currency.

Table 9

HERTZ GLOBAL HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(In millions)

Unaudited

TOTAL NET CASH FLOW

	Three	Three	Six	Six
	Months Ended	Months Ended	Months Ended	Months Ended
	June 30,	June 30,	June 30,	June 30,
	2009	2008	2009	2008

Net cash provided by operating activities (a)	$513.9	$603.2	$698.4	$1,008.7
Net cash provided by (used in) investing activities (a)	(913.9)	(1,532.0)	83.0	(1,492.8)
Net change in restricted cash	(142.5)	25.0	(543.8)	(501.6)
Payment of financing costs	(5.3)	(6.0)	(6.8)	(10.5)
Payment of debt offering costs	(15.0)	—	(15.0)	—
Proceeds from exercise of stock options	1.8	0.8	2.7	5.6
Proceeds from employee stock purchase plan	0.6	—	1.4	—
Distributions to noncontrolling interest	(5.3)	(5.9)	(8.0)	(6.0)
Proceeds from sale of stock and conversion feature on debt	446.8	—	446.8	—
Proceeds from disgorgement of stockholder short-swing profits	—	—	—	0.1
Cash overdraft reclass	(9.1)	(5.7)	(25.9)	(19.6)

Total net cash flow	$(128.0)	$(920.6)	$632.8	$(1,016.1)

	Twelve	Six	Six
	Months Ended	Months Ended	Months Ended	Year Ended
	June 30,	June 30,	June 30,	December 31,
	2009	2009	2008	2008

Net cash provided by operating activities (a)	$2,233.9	$698.4	$1,008.7	$2,544.2
Net cash provided by (used in) investing activities (a)	(332.5)	83.0	(1,492.8)	(1,908.3)
Net change in restricted cash	29.6	(543.8)	(501.6)	71.8
Payment of financing costs	(57.5)	(6.8)	(10.5)	(61.2)
Payment of debt offering costs	(15.0)	(15.0)	—	—
Proceeds from exercise of stock options	3.9	2.7	5.6	6.8
Proceeds from employee stock purchase plan	1.4	1.4	—	—
Distributions to noncontrolling interest	(26.2)	(8.0)	(6.0)	(24.2)
Proceeds from sale of stock and conversion feature on debt	446.8	446.8	—	—
Proceeds from disgorgement of stockholder short-swing profits	(0.1)	—	0.1	—
Cash overdraft reclass	(42.3)	(25.9)	(19.6)	(36.0)

Total net cash flow	$2,242.0	$632.8	$(1,016.1)	$593.1

	Twelve	Six	Six
	Months Ended	Months Ended	Months Ended	Year Ended
	June 30,	June 30,	June 30,	December 31,
	2008	2008	2007	2007

Net cash provided by operating activities (a)	$2,733.3	$1,008.7	$1,080.1	$2,804.7
Net cash used in investing activities (a)	(2,096.1)	(1,492.8)	(1,455.5)	(2,058.8)
Net change in restricted cash	(54.9)	(501.6)	(340.8)	105.9
Payment of financing costs	(37.5)	(10.5)	(12.9)	(39.9)
Proceeds from exercise of stock options	7.7	5.6	3.5	5.6
Distributions to noncontrolling interest	(16.0)	(6.0)	(3.5)	(13.5)
Proceeds from disgorgement of stockholder short-swing profits	0.2	0.1	4.7	4.8
Cash overdraft reclass	(23.6)	(19.6)	43.0	39.0

Total net cash flow	$513.1	$(1,016.1)	$(681.4)	$847.8

(a)

We have revised our consolidated statements of cash flows to exclude the impact of non-cash purchases and sales of revenue earning equipment and property and equipment which were included in “accounts payable” or “receivables” at the end of the period. Also see Footnote (3) on page 5. A summary of these revisions in the consolidated statements of cash flows is as follows:

		Twelve	Six	Three		Six
	Year Ended	Months Ended	Months Ended	Months Ended	Year Ended	Months Ended
	December 31,	June 30,	June 30,	June 30,	December 31,	June 30,
	2008	2008	2008	2008	2007	2007

Net cash provided by operating activities:
As previously reported	$2,095.5	$2,726.5	$1,836.5	$708.3	$3,089.5	$2,199.5
As revised	$2,544.2	$2,733.3	$1,008.7	$603.2	$2,804.7	$1,080.1

Net cash used in investing activities:
As previously reported	$(1,459.6)	$(2,089.3)	$(2,320.6)	$(1,637.1)	$(2,343.6)	$(2,574.9)
As revised	$(1,908.3)	$(2,096.1)	$(1,492.8)	$(1,532.0)	$(2,058.8)	$(1,455.5)

Exhibit 1

Non-GAAP Measures: Definitions and Use/Importance

Hertz Global Holdings, Inc. (“Hertz Holdings”) is our top-level holding company.  The Hertz Corporation (“Hertz”) is our primary operating company.  The term “GAAP” refers to accounting principles generally accepted in the United States of America.

Definitions of non-GAAP measures utilized in Hertz Holdings’ July 28, 2009 Press Release are set forth below. Also set forth below is a summary of the reasons why management of Hertz Holdings and Hertz believes that the presentation of the non-GAAP financial measures included in the Press Release provide useful information regarding Hertz Holdings’ and Hertz’s financial condition and results of operations and additional purposes, if any, for which management of Hertz Holdings and Hertz utilize the non-GAAP measures.

1. Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), Corporate EBITDA and Corporate EBITDA Retention

We present EBITDA and Corporate EBITDA to provide investors with supplemental measures of our operating performance and liquidity and, in the case of Corporate EBITDA, information utilized in the calculation of the financial covenants under Hertz’s senior credit facilities. EBITDA is defined as consolidated net income before net interest expense, consolidated income taxes and consolidated depreciation and amortization. Corporate EBITDA differs from the term “EBITDA” as it is commonly used. Corporate EBITDA means “EBITDA” as that term is defined under Hertz’s senior credit facilities, which is generally consolidated net income before net interest expense (other than interest expense relating to certain car rental fleet financing), consolidated income taxes, consolidated depreciation (other than depreciation related to the car rental fleet) and amortization and before certain other items, in each case as more fully defined in the agreements governing Hertz’s senior credit facilities. The other items excluded in this calculation include, but are not limited to: non-cash expenses and charges; extraordinary, unusual or non-recurring gains or losses; gains or losses associated with the sale or write-down of assets not in the ordinary course of business; and earnings to the extent of cash dividends or distributions paid from non-controlled affiliates. Further, the covenants in Hertz’s senior credit facilities are calculated using Corporate EBITDA for the most recent four fiscal quarters as a whole. As a result, the measure can be disproportionately affected by a particularly strong or weak quarter. Further, it may not be comparable to the measure for any subsequent four-quarter period or for any complete fiscal year.  Corporate EBITDA retention is calculated as one minus the year over year change in Corporate EBITDA divided by the year over year change in revenue; see Table 3 for amounts utilized in the calculation.

Management uses EBITDA and Corporate EBITDA as performance and cash flow metrics for internal monitoring and planning purposes, including the preparation of our annual operating budget and monthly operating reviews, as well as to facilitate analysis of investment decisions. In addition, both metrics are important to allow us to evaluate profitability and make performance trend comparisons between us and our competitors. Further, we believe EBITDA and Corporate EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industries.

EBITDA is also used by management and investors to evaluate our operating performance exclusive of financing costs and depreciation policies. Further, because we have two business segments that are financed differently and have different underlying depreciation characteristics, EBITDA enables investors to isolate the effects on profitability of operating metrics such as revenue, operating expenses and selling, general and administrative expenses. In addition to its use to monitor performance trends, EBITDA provides a comparative metric to management and investors that is consistent across companies with different capital structures and depreciation policies. This enables management and investors to compare our performance on a consolidated basis and on a segment basis to that of our peers. In addition, our management uses consolidated EBITDA as a proxy for cash flow available to finance fleet expenditures and the costs of our capital structure on a day-to-day basis so that we can more easily monitor our cash flows when a full statement of cash flows is not available.

Corporate EBITDA also serves as an important measure of our performance. Corporate EBITDA for our car rental segment enables us to assess our operating performance inclusive of fleet management performance, depreciation assumptions and the cost of financing our fleet. In addition, Corporate EBITDA for our car rental segment allows us to compare our performance, inclusive of fleet mix and financing decisions, to the performance of our competitors. Since most of our competitors utilize asset-backed fleet debt to finance fleet acquisitions, this measure is relevant for evaluating our operating efficiency inclusive of our fleet acquisition and utilization. For our equipment rental segment, Corporate EBITDA provides an appropriate measure of performance because the investment in our equipment fleet is longer-term in nature than for our car rental segment and therefore Corporate EBITDA allows management to assess operating performance exclusive of interim changes in depreciation assumptions. Further, unlike our car rental segment, our equipment rental fleet is not financed through separate securitization-based fleet financing facilities, but rather through our corporate debt. Corporate EBITDA for our equipment rental segment is a key measure used to make investment decisions because it enables us to evaluate return on investments. For both segments, Corporate EBITDA provides a relevant profitability metric for use in comparison of our performance against our public peers, many of whom publicly disclose a comparable metric. In addition, we believe that investors, analysts and rating agencies consider EBITDA and Corporate EBITDA useful in measuring our ability to meet our debt service obligations and make capital expenditures. Several of Hertz’s material debt covenants are based on financial ratios utilizing Corporate EBITDA and non-compliance with those covenants could result in the requirement to immediately repay all amounts outstanding under those agreements, which could have a material adverse effect on our results of operations, financial position and cash flows.

EBITDA and Corporate EBITDA are not recognized measurements under GAAP. When evaluating our operating performance or liquidity, investors should not consider EBITDA and Corporate EBITDA in isolation of, or as a substitute for, measures of our financial performance and liquidity as determined in accordance with GAAP, such as net income, operating income or net cash provided by operating activities. EBITDA and Corporate EBITDA may have material limitations as performance measures because they exclude items that are necessary elements of our costs and operations. Because other companies may calculate EBITDA and Corporate EBITDA differently than we do, EBITDA may not be, and Corporate EBITDA as presented is not, comparable to similarly titled measures reported by other companies.

Borrowings under Hertz’s senior credit facilities are a key source of our liquidity. Hertz’s ability to borrow under these senior credit facilities depends upon, among other things, the maintenance of a sufficient borrowing base and compliance with the financial ratio covenants based on Corporate EBITDA set forth in the credit agreements for Hertz’s senior credit facilities. Hertz’s senior term loan facility requires the maintenance of a specified consolidated leverage ratio and a consolidated interest expense coverage ratio based on Corporate EBITDA, while its senior asset-based loan facility requires that a specified consolidated leverage ratio and consolidated fixed charge coverage ratio be maintained for periods during which there is less than $200 million of available borrowing capacity under the senior asset-based loan facility. These financial covenants became applicable to Hertz beginning September 30, 2006, reflecting the four quarter period ending thereon. Failure to comply with these financial ratio covenants would result in a default under the credit agreements for Hertz’s senior credit facilities and, absent a waiver or an amendment from the lenders, permit the acceleration of all outstanding borrowings under the senior credit facilities. As of June 30, 2009, we performed the calculations associated with the above noted financial covenants and determined that Hertz is in compliance with such covenants.

2. Adjusted Pre-Tax Income and Profit Retention

Adjusted pre-tax income is calculated as income before income taxes and noncontrolling interest plus non-cash purchase accounting charges, non-cash debt charges relating to the amortization of debt financing costs and debt discounts and certain one-time charges and non-operational items. Adjusted pre-tax profit retention is calculated as one minus the year over year change in adjusted pre-tax income divided by the year over year change in revenue; see Table 5 for amounts utilized in the calculation.  Adjusted pre-tax income is important to management because it allows management to assess operational performance of our business, exclusive of the items mentioned above.  It also allows management to assess the performance of the entire business on the same basis as the segment measure of profitability.  Management believes that it is important to investors for the same reasons it is important to management and because it allows them to assess the operational performance of the Company on the same basis that management uses internally.

3. Adjusted Net Income

Adjusted net income is calculated as adjusted pre-tax income less a provision for income taxes derived utilizing a normalized income tax rate (34% in 2009 and 2008) and noncontrolling interest. The normalized income tax rate is management’s estimate of our long-term tax rate.  Adjusted net income is important to management and investors because it represents our operational performance exclusive of the effects of purchase accounting, non-cash debt charges, one-time charges and items that are not operational in nature or comparable to those of our competitors.

4. Adjusted Diluted Earnings Per Share

Adjusted diluted earnings per share is calculated as adjusted net income divided by, for 2009, the normalized year end share count of 407.7 million and for 2008, the actual diluted weighted average number of shares outstanding for the year ended December 31, 2007 of 325.5 million. Adjusted diluted earnings per share is important to management and investors because it represents a measure of our operational performance exclusive of the effects of purchase accounting adjustments, non-cash debt charges, one-time charges and items that are not operational in nature or comparable to those of our competitors.

5. Transaction Days

Transaction days represent the total number of days that vehicles were on rent in a given period.

6. Car Rental Rate Revenue,  Rental Rate Revenue Per Transaction Day and Rental Rate Revenue Per Transaction

Car rental rate revenue consists of all revenue, net of discounts, associated with the rental of cars including charges for optional insurance products, but excluding revenue derived from fueling and concession and other expense pass-throughs, NeverLost units in the U.S. and certain ancillary revenue. Rental rate revenue per transaction day is calculated as total rental rate revenue, divided by the total number of transaction days, with all periods adjusted to eliminate the effect of fluctuations in foreign currency. Rental rate revenue per transaction is calculated as total rental rate revenue, divided by the total number of transactions, with all periods adjusted to eliminate the effects of fluctuations in foreign currency.  Our management believes eliminating the effect of fluctuations in foreign currency is appropriate so as not to affect the comparability of underlying trends.  These statistics are important to management and investors as they represents the best measurements of the changes in underlying pricing in the car rental business and encompasses the elements in car rental pricing that management has the ability to control.  The optional insurance products are packaged within certain negotiated corporate, government and membership programs and within certain retail rates being charged.  Based upon these existing programs and rate packages, management believes that these optional insurance products should be consistently included in the daily pricing of car rental transactions.  On the other hand, non-rental rate revenue items such as refueling and concession pass-through expense items are driven by factors beyond the control of management (i.e. the price of fuel and the concession fees charged by airports).   Additionally, NeverLost units are an optional revenue product which management does not consider to be part of their daily pricing of car rental transactions.

7. Equipment Rental and Rental Related Revenue

Equipment rental and rental related revenue consists of all revenue, net of discounts, associated with the rental of equipment including charges for delivery, loss damage waivers and fueling, but excluding revenue arising from the sale of equipment, parts and supplies and certain other ancillary revenue. Rental and rental related revenue is adjusted in all periods to eliminate the effect of fluctuations in foreign currency. Our management believes eliminating the effect of fluctuations in foreign currency is appropriate so as not to affect the comparability of underlying trends. This statistic is important to our management and to investors as it is utilized in the measurement of rental revenue generated per dollar invested in fleet on an annualized basis and is comparable with the reporting of other industry participants.

8. Same Store Revenue Growth

Same store revenue growth represents the change in the current period total same store revenue over the prior period total same store revenue as a percentage of the prior period. The same store revenue amounts are adjusted in all periods to eliminate the effect of fluctuations in foreign currency. Our management believes eliminating the effect of fluctuations in foreign currency is appropriate so as not to affect the comparability of underlying trends.

9. Unlevered Pre-Tax Cash Flow

Unlevered pre-tax cash flow is calculated as Corporate EBITDA less equipment rental fleet depreciation including gain (loss) on sale, non-fleet capital expenditures, net of non-fleet disposals, plus changes in working capital (accounts receivable, inventories, prepaid expenses, accounts payable and accrued liabilities), and changes in other assets and liabilities (including public liability and property damage, U.S. pension liability, other assets and liabilities, equity and noncontrolling interest). Unlevered pre-tax cash flow is important to management and investors as it represents funds available to pay corporate interest and taxes and to grow our fleet or reduce debt.

10. Levered After-Tax Cash Flow Before Fleet Growth

Levered after-tax cash flow before fleet growth is calculated as Unlevered Pre-Tax Cash Flow less corporate net cash interest and corporate cash taxes. Levered after-tax cash flow before fleet growth is important to management and investors as it represents the funds available to grow our fleet or reduce our debt.

11. Corporate Net Cash Interest (used in the calculation of Levered After-Tax Cash Flow Before Fleet Growth)

Corporate net cash interest represents total interest expense, net of total interest income, less car rental fleet interest expense, net of car rental fleet interest income, and non-cash corporate interest charges. Non-cash corporate interest charges represent the amortization of corporate debt financing costs and corporate debt discounts. Corporate net cash interest helps management and investors measure the ongoing costs of financing the business exclusive of the costs associated with the fleet financing.

12. Corporate Cash Taxes (used in the calculation of Levered After-Tax Cash Flow Before Fleet Growth)

Corporate cash taxes represents cash paid by the Company during the period for income taxes.

13. Levered After-Tax Cash Flow After Fleet Growth

Levered after-tax cash flow after fleet growth is calculated as Levered After-Tax Cash Flow Before Fleet Growth less equipment rental fleet growth capital expenditures and less gross car rental fleet growth capital expenditures plus car rental fleet financing. Levered after-tax cash flow after fleet growth is important to management and investors as it represents the funds available for the reduction of corporate debt.

14. Net Corporate Debt

Net corporate debt is calculated as total debt excluding fleet debt less cash and equivalents and corporate restricted cash.  Corporate debt consists of senior notes issued prior to the acquisition of all of Hertz’s common stock on December 21, 2005; borrowings under our Senior Term Facility; borrowings under our Senior ABL Facility; our Senior Notes; our Senior Subordinated Notes; our 5.25% Convertible Senior Notes and certain other indebtedness of our domestic and foreign subsidiaries. Net Corporate Debt is important to management, investors and ratings agencies as it helps measure our leverage. Net Corporate Debt also assists in the evaluation of our ability to service our non-fleet-related debt without reference to the expense associated with the fleet debt, which is fully collateralized by assets not available to lenders under the non-fleet debt facilities.

15. Corporate Restricted Cash (used in the calculation of Net Corporate Debt)

Total restricted cash includes cash and equivalents that are not readily available for our normal disbursements. Total restricted cash and equivalents are restricted for the purchase of revenue earning vehicles and other specified uses under our Fleet Debt facilities, our like-kind exchange programs and to satisfy certain of our self insurance regulatory reserve requirements. Corporate restricted cash is calculated as total restricted cash less restricted cash associated with fleet debt.

16. Net Fleet Debt

Net fleet debt is calculated as total fleet debt less restricted cash associated with fleet debt.  Fleet debt consists of our U.S. ABS Fleet Debt, the Fleet Financing Facility, obligations incurred under our International Fleet Debt Facilities, capital lease financings relating to revenue earning equipment that are outside the International Fleet Debt Facilities, the International ABS Fleet Financing Facility, the Belgian Fleet Financing Facility, the Brazilian Fleet Financing Facility, the Canadian Fleet Financing Facility, the U.K. Leveraged Financing and the pre-Acquisition ABS Notes. This measure is important to management, investors and ratings agencies as it helps measure our leverage.

17. Restricted Cash Associated with Fleet Debt (used in the calculation of Net Fleet Debt and Corporate Restricted Cash)

Restricted cash associated with fleet debt is restricted for the purchase of revenue earning vehicles and other specified uses under our Fleet Debt facilities and our car rental like-kind exchange program.

18. Total Net Debt

Total net debt is calculated as net corporate debt plus net fleet debt.  This measure is important to management, investors and ratings agencies as it helps measure our leverage.

19. Total Net Cash Flow

Total net cash flow is calculated as the change in the debt balances less the change in cash and equivalents and restricted cash, adjusted for the effects of foreign currency.  Total net cash flow is important to management, investors and rating agencies as it represents funds available to grow our fleet or reduce our debt.

20. Total Net Cash Flow Yield

Total net cash flow yield is calculated as total net cash flow divided by the pro forma diluted number of shares outstanding during the period (407.7 million in 2009 and 325.5 million in 2008) as a percentage of the average stock price for the period ($6.03 for the twelve months ended June 30, 2009 and $16.97 for the twelve months ended June 30, 2008).  Total net cash flow yield is important to management, investors and ratings agencies as it represents the relative movements between total net cash flow and our stock price.